As filed with the Securities and Exchange Commission on October 14, 1998
                                                    Registration No. 333-______

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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                --------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                              GETCHELL GOLD CORPORATION
                (Exact name of registrant as specified in its charter)

          DELAWARE                                               64-0748908
(State or other jurisdiction of  5460 South Quebec Street,   (I.R.S. Employer
incorporation or organization)          Suite 240         Identification Number)
                                Englewood, Colorado 80111

                       (Address of principal executive offices)

                                --------------------

                             GETCHELL GOLD CORPORATION
                               1998 STOCK OPTION PLAN
                               FOR OUTSIDE DIRECTORS

                             GETCHELL GOLD CORPORATION
                        1996 LONG TERM EQUITY INCENTIVE PLAN
                              (Full title of the plan)

                                --------------------

                                  Donald S. Robson
                     Vice President and Chief Financial Officer
                             Getchell Gold Corporation
                        5460 South Quebec Street, Suite 240
                             Englewood, Colorado 80111
                                   (303) 771-9000
 (Name, address and telephone number, including area code, of agent for service)

                                     Copies to:
                                   Tad J. Freese
                                  Latham & Watkins
                         505 Montgomery Street, Suite 1900
                           San Francisco, CA  94111-2586
                                   (415) 391-0600

                                --------------------

                           CALCULATION OF REGISTRATION FEE

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                                                       Proposed
                                    Proposed            Maximum
 Title of             Amount         Maximum           Aggregate          Amount of
Securities to         to be       Offering Price       Offering         Registration
be Registered       Registered     Per Share (1)       Price (1)           Fee (1)
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
Common Stock,       870,000        $21.3869            $18,606,562.50      $5,488.94
$.0001 par value
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

(1) Estimated for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) on the basis of the exercise price per share of outstanding options for 45,000 shares at $30.00 per share and 67,500 shares at $23.6875 per share and 45,000 shares at $22.375 per share and (ii) pursuant to Rule 457(c) for the remaining 712,500 shares registered hereunder at the average of the high and low prices ($20.5625) for the Company's Common Stock quoted on the American Stock Exchange October 8, 1998.

                                       PART 1

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION

          In accordance with the General Instructions to the Form S-8 adopted by the Securities and Exchange Commission (the "Commission"), the contents of this item have been omitted from the Registration Statement filed with the Commission.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

          In accordance with the General Instructions to the Form S-8 adopted by the Commission, the contents of this item have been omitted from the Registration Statement filed with the Commission.


                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents have been filed with the Commission by Getchell Gold Corporation (the "Company") and are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K, filed with the Commission on February 24, 1998;

     (b) The Company's Quarterly Report on Form 10-Q, filed with the Commission on May 4, 1998;

     (c) The Company's Quarterly Report on Form 10-Q, filed with the Commission on July 30, 1998;

     (d) The Company's Current Report on Form 8-K, filed with the Commission on March 12, 1998; and

     (e) The Description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on June 19, 1996 pursuant to Section 12 of the Exchange Act (No. 001-11847), including any amendment or report filed for the purpose of updating such description.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          As permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), the Company's Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws (the "Bylaws") provide for the indemnification of officers, directors, employees and agents of the Company. The Certificate of Incorporation and Bylaws specify the standards of conduct required to be met to qualify for indemnity. The standards require that the person seeking to be indemnified must have (a) been successful on the merits or otherwise in defense of the action or proceeding or (b) acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his conduct was unlawful; provided, however, that if the action, suit or proceeding is by or on behalf of the Company, no indemnification may be made for any matters as to which such person has been finally adjudged to be liable to the Company or for amounts paid in settlement to the Company unless and only to the extent that a court of competent jurisdiction determines that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Whether these standards are met will be determined by the stockholders or the Board by majority vote of a quorum consisting of directors not party to the act, suit or proceeding or by independent legal counsel selected by the Board. The Certificate of Incorporation and Bylaws also provide that the Company must pay an indemnitee's expenses as they are incurred upon an undertaking by such person to repay such amounts if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to indemnity.

          The Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) pursuant to Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

          The Company maintains officers and directors liability insurance against certain claims arising out of such persons' services to the Company. The Company has entered into indemnification agreements with certain of its officers and directors. These indemnification agreements provide for indemnification of such officers or directors in the circumstances and subject to the conditions set forth in the Company's Certificate of Incorporation and Bylaws. The effect of the indemnification agreements is to add to the indemnification rights granted by the Certificate of Incorporation and Bylaws as currently in effect a contractual right to such indemnification which right cannot be terminated or altered by amendment of the Certificate of Incorporation or Bylaws.

          The indemnification provisions in the Certificate of Incorporation, the Bylaws and the indemnification agreements entered into between the Company and the Company's officers and directors, may be sufficiently broad to permit indemnification of the officers and directors for liabilities arising under the Securities Act of 1933, as amended.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   TABLE OF EXHIBITS

     4(a)      Getchell Gold Corporation 1998 Stock Option Plan for Outside
               Directors.

     4(b)      Getchell Gold Corporation 1996 Long Term Equity Incentive Plan.

     5(a)      Opinion of Latham & Watkins.

     23(a)     Consent of KPMG Peat Marwick LLP.

     23(b)     Consent of Latham & Watkins (Incorporated in Exhibit 5(a)).

     24(a) Power of Attorney (Incorporated in the Signature Page to the Registration Statement, see page II-5).

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ITEM 9.   UNDERTAKINGS

          (a)   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, Colorado, on October 14, 1998.

                         GETCHELL GOLD CORPORATION



                              /s/ Donald S. Robson
                         ---------------------------------------------
                         Donald S. Robson
                         Vice President, Chief Financial Officer
                         and Secretary

                        POWER OF ATTORNEY TO SIGN AMENDMENTS

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint G. W. Thompson and Donald S. Robson, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


           Signature                      Title                   Date
           ---------                      -----                   ----

 /s/ G.W. Thompson               President and Chief         October 14, 1998
 ------------------------------  Executive Officer
 (G.W. Thompson)                 (Principal Executive
                                 Officer) and Director

 /s/ Donald S. Robson            Vice President and Chief    October 14, 1998
 ------------------------------  Financial Officer
 (Donald S. Robson)              (Principal Financial and
                                 Accounting Officer)

 /s/ J. Kelley Williams          Chairman of the Board       October 14, 1998
 ------------------------------  and Director
 (J. Kelley Williams)

 /s/ Walter A. Drexel            Director                    October 14, 1998
 ------------------------------
 (Walter A. Drexel)

 /s/ William E. Nettles          Director                    October 14, 1998
 ------------------------------
 (William E. Nettles)

 /s/ Pete Ingersoll              Director                    October 14, 1998
 ------------------------------
 (Pete Ingersoll)

 /s/ John Racich                 Director                    October 14, 1998
 ------------------------------
 (John Racich)

 /s/ Charles E. Stott, Jr.       Director                    October 14, 1998
 ------------------------------
 (Charles E. Stott, Jr.)

 /s/ R. Michael Summerford       Director                    October 14, 1998
 ------------------------------
 (R. Michael Summerford)

 /s/ Al Winters                  Director                    October 14, 1998
 ------------------------------
 (Al Winters)

 /s/ Robert L. Zerga             Director                    October 14, 1998
 ------------------------------
 (Robert L. Zerga)

                                   EXHIBIT INDEX

Exhibit
Number
-------
     4(a)       Getchell Gold Corporation 1998 Stock Option Plan for Outside
                Directors.

     4(b)       Getchell Gold Corporation 1996 Long Term Equity Incentive Plan.

     5(a)       Opinion of Latham & Watkins.

     23(a)      Consent of KPMG Peat Marwick LLP.

     23(b)      Consent of Latham & Watkins (Incorporated in Exhibit 5(a)).

     24(a)      Power of Attorney (Incorporated in the Signature Page to the
                Registration Statement, see page II-5).

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